SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement          [ ]  Confidential. For Use of the Com-
[X]  Definitive proxy statement                mission Only (as permitted by
[ ]  Definitive additional materials           Rule 14a-6(e) (2)
[ ]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                (Name of Registrant as Specified in Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)      Title of each class of securities to which transaction applies:

    (2)      Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)      Proposed maximum aggregate value of transaction:

    (5)      Total fee paid:

[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)      Amount previously paid:

    (2)      Form, schedule or registration no.:

    (3)      Filing party:

    (4)      Dated filed:

    Notes:

                                                  May 1, 2002






To Our Stockholders:

     You are cordially invited to attend the 2002 Annual Meeting of the Stockholders of Performance Technologies, Incorporated at Monroe Golf Club, 155 Golf Avenue, Pittsford, New York, on Tuesday, June 4 at 10 a.m. local time.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's 2001 Annual Report, which is contained in this package, sets forth important financial information concerning the Company.

     A brief report will be made at the meeting of the highlights for the year 2001, and there will be an opportunity for questions of general interest to the stockholders.

     We sincerely hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. Please sign, date and return the proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. For some stockholders, information regarding telephone and Internet voting is included in the proxy card instructions.

     On behalf of the officers and directors, I wish to thank you for your interest in the Company and your confidence in its future.


                                                  Very truly yours,



                                                  John M. Slusser
                                                  Chairman of the Board

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                             205 Indigo Creek Drive
                            Rochester, New York 14626


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 4, 2002


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") will be held at Monroe Golf Club, 155 Golf Avenue, Pittsford, New York, on Tuesday, June 4, 2002 at 10 a.m., local time, for the following purposes, which are more fully described in the accompanying Proxy Statement:

     1. To elect three nominees to the Board of Directors of the Company for a three-year term.

     2. To  consider  and act upon a  proposal  to  ratify  the  appointment  of
        PricewaterhouseCoopers   LLP  as   the  Company's   independent   public
        accountants for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 5, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     A Proxy Statement and Proxy are enclosed.

     WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED
ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. FOR SOME STOCKHOLDERS, INFORMATION REGARDING TELEPHONE AND INTERNET VOTING IS INCLUDED IN THE PROXY CARD INSTRUCTIONS.





                       BY ORDER OF THE BOARD OF DIRECTORS

                          Reginald T. Cable, Secretary



Dated at Rochester, New York
May 1, 2002

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                             205 Indigo Creek Drive
                            Rochester, New York 14626

                                   May 1, 2002

                                 PROXY STATEMENT

                                     GENERAL

     This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Tuesday, June 4, 2002 (the "Meeting"), and at any adjournments thereof. This proxy statement and accompanying form of proxy are first being mailed to stockholders on or about May 1, 2002. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary prior to the Meeting. A stockholder may also revoke his or her proxy in person at the Meeting. Unless authority to vote for one or more of the director nominees is specifically withheld, a signed proxy will be voted FOR the election of the director nominees named herein and, unless otherwise indicated FOR the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, by e-mail, telegraph or facsimile transmission. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.
                                 VOTES REQUIRED

     Stockholders may vote by mail, telephone or the Internet. Information regarding telephone and Internet voting is included in some proxy card instructions. The total outstanding shares of capital stock of the Company as of April 5, 2002, the record date for the Meeting (the "Record Date"), consisted of 12,239,228 shares of Common Stock, par value $.01 per share (the "Common Stock"). Only holders of Common Stock of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock registered in his or her name. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

     Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owner) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted for quorum purposes.

     The affirmative vote of a majority of the votes cast is required to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002. Abstentions and any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of this proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table, with notes thereto, sets forth as of April 5, 2002 certain information regarding the Common Stock held by (i) the persons known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, as well as the newly nominated individual (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated immediately beneath the beneficial owner's name, the address of each beneficial owner listed in the table below is Performance Technologies, Inc., 205 Indigo Creek Drive, Rochester, New York 14626.

                                              Shares Beneficially Owned

      Name of Beneficial              Amount and Nature
           Owner                   of Beneficial Ownership   Percent of Class(1)

Putnam Investments                       1,237,315(2)                  10.1%
  One Post Office Square,
  Boston, MA  02109
FMR Corp.                                1,214,250(3)                   9.9%
  82 Devonshire Street,
  Boston, MA  02109
Reginald T. Cable                          814,561(4)                   6.6%
  150 Metcalfe Street
  Ottawa, Canada
FleetBoston Financial Corporation          787,725(5)                   6.4%
  One Federal Street,
  Boston, MA  02110
Lord, Abbett & Co.                         716,954(6)                   5.9%
  767 Fifth Avenue,
  New York, NY  10153
Charles E. Maginness                       645,360(7)                   5.3%
John M. Slusser                            471,511(8)                   3.8%
Bernard Kozel                              437,923(9)                   3.6%
Donald L. Turrell                          308,811(10)                  2.5%
William E. Mahuson                         245,500(11)                  2.0%
Dorrance W. Lamb                           140,412(12)                  1.1%
John J. Grana                              115,113(13)                     *
John J. Peters                              95,799(14)                     *
John E. Mooney                              50,295(15)                     *
Paul L. Smith                               15,000(16)                     *
Stuart B. Meisenzahl                        13,250(17)                     *
Arlen Vanderwel                                  0(18)                     *

All Directors and Officers
as a Group (12 persons)                  2,538,974(19)                 19.6%
-------------------------
* Less than 1%.

(1) Percentage based upon 12,239,228 shares of Common Stock outstanding as of April 5, 2002.

(2) The following information is derived from a Schedule 13G dated March 8, 2002 filed by Putnam Investments on behalf of itself, Marsh & McLennan Companies, Inc. (its parent holding company), Putnam Investment Management, LLC (a wholly-owned subsidiary of Putnam Investments and investment adviser to the Putnam family of mutual funds) and The Putnam Advisory Company, LLC (a wholly-owned subsidiary of Putnam Investments and investment adviser to Putnam's institutional clients). Both Putnam Investment Management, LLC and The Putnam Advisory Company, LLC have dispositive power over the shares as investment managers. However, each of the mutual fund's trustees has voting power over the shares held by each fund, and The Putnam Advisory, LLC has shared voting power over the shares held by institutional clients. Putnam Investments and The Putnam Advisory Company, LLC have shared voting power with respect to 500,800 of such shares. Putnam Investments and The Putnam Advisory Company, LLC have shared dispositive power with respect to 810,315 shares. Putnam Investments and Putnam Investment Management, LLC have shared dispositive power with respect to 427,000 shares.

(3) The following information is derived from a Schedule 13G dated February 14, 2002 filed by FMR Corp. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp, is the beneficial owner of 1,214,250 shares as a result of acting as investment advisor to various investment companies. The ownership of one investment company, FA Value Strategies Fund, amounted to 1,214,250 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,214,250 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(4) Includes (a) 37,083 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 26,416 shares of Common Stock owned by Mr. Cable; (c) 6,006 shares held in trust by American Stock Transfer & Trust Co. as Trustee and Exchange Agent for the benefit of Mr. Cable: and
       (d) 745,056 shares held in trust by American Stock Transfer & Trust Co. as Trustee and Exchange Agent for 3414850 Canada Inc., of which (i) Mr. Cable is a 70% shareholder and (ii) a trust for the benefit of Mr. Cable is a 30% shareholder. Excludes 52,917 shares of Common Stock issuable upon exercise of options not yet vested.

(5) The following information is derived from a Schedule 13G dated February 14, 2002 filed by FleetBoston Financial Corporation. Fleet National Bank and Fleet Investment Advisors, Inc. are the listed subsidiaries which acquired the security being reported on by the parent holding company. FleetBoston Financial Corporation has sole dispositive power over 787,725 shares and sole power to vote or to direct the voting of 500,425 shares of common stock.

(6)    The  following  information  is derived from a Schedule 13G dated January
       16, 2002 filed by Lord, Abbett & Co. Lord, Abbett & Co. has sole dispositive power and sole power to vote or to direct the voting of 716,954 shares of common stock.

(7) Includes (a) 37,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 103,247 shares of Common Stock owned of record by Mr. Maginness' wife. Mr. Maginness disclaims beneficial ownership of the shares owned by his wife.

(8) Includes (a) 21,250 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 15,000 shares of Common Stock owned of record by Mr. Slusser as custodian for his minor children living in his household.

(9) Includes (a) 21,250 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 39,000 shares of Common Stock owned of record by The Jayme E. Fund Trust U/A, Benjamin J. Fund Trust U/A and Ariel D. Fund Trust U/A over which Mr. Kozel has voting and investment powers; (c) 186,279 shares of Common Stock owned of record by the Kozel Family, LLC, over which Mr. Kozel has voting and investment power; and
       (d) 189,144 shares of Common Stock owned of record by The Kozel Holding Company, LLC, over which Mr. Kozel has voting and investment power.

(10) Includes (a) 215,960 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 87,876 shares owned jointly by Mr. Turrell and his wife; and (c) 4,975 shares of Common Stock owned of record by Mr. Turrell's wife as custodian for their child. Mr. Turrell disclaims beneficial ownership of the shares owned by his wife as custodian for their child. Excludes 70,290 shares of Common Stock issuable upon exercise of options not yet vested.

(11) Includes 81,000 shares of Common Stock issuable upon exercise of options currently exercisable.

(12) Includes 108,117 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 48,688 shares of Common Stock issuable upon exercise of options not yet vested.

(13) Includes (a) 114,553 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 150 shares of Common Stock owned of record by Mr. Grana's wife as custodian for their child living in their household. Excludes 40,447 shares of Common Stock issuable upon exercise of options not yet vested.

(14) Includes 95,237 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 43,063 shares of Common Stock issuable upon exercise of stock options not yet vested.

(15) Includes (a) 21,250 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 29,045 shares of Common Stock owned of record by Mr. Mooney's wife. Mr. Mooney disclaims beneficial ownership of the shares owned by his wife.

(16) Includes 14,500 shares of Common Stock issuable upon exercise of options currently exercisable.

(17) Includes 10,000 shares of Common Stock issuable upon exercise of options currently exercisable.

(18) Excludes 6,700 shares of Common Stock issuable upon exercise of options not yet vested.

(19) Includes 740,117 shares of Common Stock issuable upon exercise of stock options currently exercisable. Excludes 209,188 shares of Common Stock issuable upon exercise of stock options not yet vested.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The Company currently has eight directors, three in two classes and two in one class. Terms are staggered so that one class is elected each year. Only one class of directors is elected at each Annual Meeting of Stockholders. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

     The Board of Directors recommends the election of the three nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the three nominees named below. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

Information about the Directors

     The following table sets forth certain information with respect to each director of the Company who is being proposed for re-election at the Meeting for a three-year term expiring in 2005 and the nominee for director of the Company who is being proposed for a three-year term expiring in 2005.

          PROPOSED FOR ELECTION AS DIRECTORS AT THE 2002 ANNUAL MEETING
                     FOR A THREE-YEAR TERM EXPIRING IN 2005

                                                                      Director
                   Name and Background                                 Since
Bernard  Kozel,  age 80, has served as a  director  of the  Company
since  1983.  He is the former  Chairman of the Board of J. Kozel &     1983
Son, a Rochester, New York-based structural steel company. He is President of K.G. Capital Corporation.

Charles E. Maginness,  age 69, served as Chairman of the Board from
1986 to June 2001 and  served  as Chief  Executive  Officer  of the     1983
Company from 1995 to 1997. From 1984 through 1986, he held the position of President and from 1984 through 1995 was also Chief Financial Officer. From 1970 to 1983, Mr. Maginness was employed by
Kayex Corporation where he held several positions, including President and Chief Executive Officer, and President of its Hamco Division.

Arlen Vanderwel, age 48, was appointed to the Board of Directors in
October 2001 and is currently  Vice  President of Technology at Sun    October
Microsystems where for the past three years he has been responsible     2001
for the strategic technology  directions of Sun's Network Equipment
Provider  group in Menlo Park,  California.  He was  formerly  with
Nortel  Networks  where  he  held  various  management   positions,
including  Chief  Engineer,  Public  Networks  and Vice  President,
Platform    Technology.    Mr.    Vanderwel   has   27   years   of
telecommunications industry experience.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1


         The following table sets forth certain information with respect to each director of the Company whose term in office does not expire at the Meeting.

                       DIRECTORS WHOSE TERMS DO NOT EXPIRE
                           AT THE 2002 ANNUAL MEETING

                                                                      Director
                   Name and Background                                 Since
John M.  Slusser,  age 49, a founder of the Company,  has served as
Chairman  of the Board since June 2001 and has served as a director     1981
since the Company's inception in 1981. From 1981 through 1995, he held various positions, including President and Chief Executive
Officer. From 1995 until 2000, he served as Chairman of the Board of InformationView Solutions Corporation and to 1999 as that company's Chief Executive Officer. Since 2000, he has served as President of Radio Daze LLC.

Stuart B.  Meisenzahl,  age 60,  has  served as a  director  of the
Company  since  2001.  He is a  former  partner  in the law firm of     2001
Harter, Secrest & Emery LLP, general counsel to the Company. He was affiliated with the firm for 36 years, retiring in December 1999, and he practiced principally in the areas of federal securities law
and  biotechnology   licensing.   Following  his  retirement,   Mr.
Meisenzahl has acted as a business consultant to a number of biotechnology companies and is Acting General Counsel to Vaccinex, Inc., a biotechnology company in Rochester, New York. In addition, he has served as director or trustee for a number of charitable organizations in Rochester, New York.

                                                                      Director
                   Name and Background                                 Since
John E.  Mooney,  age 57, has served as a director  of the  Company
since 1984.  He is Chairman  and Chief  Executive  Officer of Essex     1984
Partners, Inc., a property development and management company in Rochester, New York.

Paul L.  Smith,  age 66, has served as a  director  of the  Company
since 1993. He is an independent business and financial consultant.     1993
From 1983 to 1993, he served as Senior Vice President and Chief Financial Officer of Eastman Kodak Company. He also serves on the
Board  of  Directors  of  Constellation   Brands,   Inc.  and  Home
Properties of New York, Inc.

Donald L. Turrell, age 54, has served as Chief Executive Officer of
the Company  since June 1997,  and  President  and Chief  Operating     1995
Officer  since April 1995.  From 1985 to 1990, he held the position of Vice  President of Sales and Marketing and from 1990 to 1993, he held the position of Vice President and General Manager of the Workstation Products business unit. From 1993 to 1995, he held the
position  of  President  of  the  Company's   Performance  Computer
business  unit.  From  1977  to  1984,  Mr.  Turrell  held  various
positions  with  Rochester  Instrument  Systems,   including  Sales
Manager,  Product  Marketing  Manager,  Vice President of Sales and
Vice President of Marketing.





Committees of the Board of Directors

     The Board has a Compensation Committee to evaluate executive compensation. Messrs. Kozel, Mooney and Smith comprise the Compensation Committee. Additionally, the Board has a Stock Option Committee to determine option grants pursuant to the Company's 2001 Stock Option Plan. For purposes of complying with Securities Exchange Act Rule 16b-3, the Company has at least two non-employee directors administer the 2001 Stock Option Plan. Messrs. Kozel, Slusser and Smith currently comprise the Stock Option Committee. The Board also has an Audit Committee for the purposes of reviewing the Company's financial reporting procedures. Messrs. Kozel, Mooney and Smith comprise the Audit Committee. The Board also has a Nominating Committee to identify potential new directors and to designate officers of the Company. Messrs. Maginness, Turrell and Slusser comprise the Nominating Committee. The Nominating Committee considers and establishes procedures regarding recommendations for nomination to the Board of Directors submitted by stockholders. Such recommendations should be sent to the Company, to the attention of the Secretary.

     The Compensation Committee, Stock Option Committee, Audit Committee, and Nominating Committee met three, two, two, and three times, respectively, in 2001. The Company's Board of Directors held eight meetings in 2001. All of the directors attended at least 75 percent of the Board of Directors' meetings and committee meetings that required their attendance.

Compensation of Directors

     Members of the Board of Directors who are not employees of the Company received $1,000 for each meeting attended. Each Board member also receives $10,000 per year if he attends at least 75 percent of the scheduled meetings. In addition, each committee member receives $400 for each meeting attended if the meeting is not scheduled on the same day as a Board of Directors meeting. The Company's 2001 Stock Option Plan currently provides that on the day of the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing, as an Outside Participating Director will automatically receive a non-statutory option for 10,000 shares of Common Stock. The exercise price for these options will be the fair market value of the Company's Common Stock on the date of the option grant. Options vest on the first anniversary of the grant date and expire five years from the date of grant. From time to time, the Company may grant additional options to directors. At the 2001 Stockholders Meeting, Messrs. Kozel, Maginness, Meisenzahl, Mooney, Slusser and Smith each received a non-qualified option to purchase 10,000 shares at an exercise price of $14.250 per share. Mr. Vanderwel received a non-qualified option to purchase 6,700 shares at an exercise price of $8.00 upon his appointment to the Board on October 1, 2001.

                               EXECUTIVE OFFICERS

The Company is currently served by five executive officers, who are elected annually by the Board of Directors and serve until their successors are elected and qualify.
                                                                      Executive
                                                                       Officer
                   Name and Background                                  Since
John J. Grana,  age 46, has served as Vice  President,  Engineering
since  1994.  From  1997 to  2000,  he held  the  position  of Vice     2000
President and General  Manager of the  Controller  Products  Group.
From 1994 to 1997, he held the position of Vice President of Software Engineering. From 1990 to 1994, he held the position of Technical Director of the Workstation Products business unit, and from 1986 to 1990, he served in various engineering positions.
Prior to joining the Company, he held various engineering positions with Computer Consoles, Inc. (now a division of Nortel Networks).
Mr.  Grana holds a BS degree in  Computer  Science  from  Rochester
Institute of Technology.

Dorrance W. Lamb, age 54, has served as Chief Financial  Officer of
the Company since April 1995 and as Vice President of Finance since     1995
August 1992. Prior to joining the Company, he was Senior Vice President for Finance and Administration at Infodata Systems, Inc.
based in Fairfax, Virginia. Mr. Lamb is a certified public accountant and holds a BS degree in Accounting from Benjamin
Franklin University.

William E.  Mahuson,  age 51, has  served as Vice  President  since
1987. From 1987 to 1990, he served as Vice  President,  Engineering     1987
and from  1992 to 1995 he served as  General  Manager  of the UconX business unit of the Company. Prior to joining the Company, he held various technical and technical management positions with Computer Consoles, Inc. (now a division of Nortel Networks) and the Xerox
Corporation.   Mr.   Mahuson   holds  a  BS  degree  in  Electrical
Engineering from Rensselaer Polytechnic Institute.

John J. Peters,  age 43, has served as Vice President,  Engineering
since  1994.  From  1997 to  2000,  he held  the  position  of Vice     2000
President of Development,  Network Switching Products. From 1994 to
1997,   he  held  the  position  of  Vice   President  of  Hardware
Engineering. From 1990 to 1994, he served as Technical Director of the Hardware Products business unit, and from 1986 to 1990, he served in various engineering positions. Prior to joining the Company, he held various engineering positions with Computer Consoles, Inc. (now a division of Nortel Networks). Mr. Peters holds a BS degree in Engineering from the Rochester Institute of Technology.

Donald L. Turrell, age 54, has served as Chief Executive Officer of
the Company since 1997.  Further  information  about Mr. Turrell is     1985
set forth  under  "DIRECTORS  WHOSE TERMS DO NOT EXPIRE AT THE 2002
ANNUAL MEETING" above.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with.

Report of the Compensation Committee with Respect to Executive Compensation

     General

     The Compensation Committee, in conjunction with the Stock Option Committee of the Board of Directors, administers the Company's executive compensation program. The Compensation Committee is comprised of three outside directors, Paul L. Smith, Chairman, John E. Mooney and Bernard Kozel. The Compensation Committee considers internal and external information in determining executive officer compensation, including data provided by Watson Wyatt & Company.

     The Company's executive pay program is designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving short and long-term strategic Company goals, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions and Company performance.

     The three key components of the Company's executive compensation are base salary, short-term incentives (cash bonus) and long-term incentives (stock options).

     Base Salary. Annually, the Compensation Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, a salary plan for all of the Company's executives, none of whom have a written employment agreement with the Company. The salary plan is developed under the ultimate direction of the Chief Executive Officer based on performance judgments as to the past and expected future contributions of each executive.

     Annual Short-term Incentive Awards. The short-term incentive award program is intended to be variable and is directly related to the Company's financial performance. The parameters of the short-term incentive program for the Company's employees, including executive officers, are generally established at the beginning of each year. Amounts contributed to this program are based upon the Company's profitability.

     Long-term Incentive Awards. Stock options are granted to executive officers and employees under the Performance Technologies, Incorporated 2001 Stock Option Plan administered by the Stock Option Committee. The Compensation Committee, in conjunction with the Stock Option Committee, believes that stock options are a means of aligning the long-range interests of all employees, including executives, with those of the Company's stockholders by providing them with the opportunity to acquire an equity stake in the Company. The size of the stock option award is based primarily on the individual's responsibilities and position with the Company, as well as on the individual's performance. Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and options generally vest in three to five years. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized from a stock option grant unless the price of the Company's Common Stock rises.

     Executive Officer Compensation

     Due to the dramatic changes in economic climate in 2001, the Compensation Committee again recommended that the Company retain the services of Watson Wyatt & Company to perform a comparative analysis of the compensation of its executive officers. Watson Wyatt & Company compared the total compensation of the Company's executives to a peer group of companies with similar products and target markets. The analysis indicated that the total compensation levels for executive officers is generally appropriate in the years that short term incentive bonuses are earned and stock options are granted. However, the analysis continued to indicate that the base salary compensation levels of executives could be adjusted upward to become more comparable. The Company continues to address the deficiencies outlined in the Watson Wyatt & Company analysis and made upward salary adjustments in 1999, 2000 and 2001 toward this objective.

     The Company met the profitability measurement established in the Company's 2001 annual short-term incentive plan resulting in a cash incentive bonus being earned by the executives and employees for 2001.

     Stock options granted for 2001 were issued to executive officers in December 2000.

     President and Chief Executive Officer

     Mr. Turrell's base salary, short-term incentive and long-term incentive awards are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Turrell's base salary for 2001 was $180,000, which was lower than reported in the peer companies in the Watson Wyatt & Company analysis. Mr. Turrell earned a short-term incentive bonus, related to the Company's profitability measure, in the amount of $35,000 for 2001 and was granted stock options for 35,000 shares in December 2000 as part of his 2001 compensation plan.

                             Compensation Committee
                             Paul L. Smith, Chairman
                                 John E. Mooney
                                  Bernard Kozel

Compensation Committee Interlocks and Insider Participation

     The Chief Executive Officer of the Company, Donald L. Turrell, consults with the Compensation Committee and makes recommendations. He participates in discussions with the Compensation Committee but does not vote or otherwise participate in the Compensation Committee's determinations.


EXECUTIVE COMPENSATION

     Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended December 31, 2001, 2000, and 1999, paid by the Company to those persons who were, during the fiscal year ended December 31, 2001 (i) the Chief Executive Officer of the Company and (ii) the other executive officers of the Company who earned over $100,000 during the fiscal year ended December 31, 2001 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

Name and                                            Long Term       All Other
Principal Position          Annual Compensation    Compensation  Compensation(2)
------------------          -------------------    ------------  -------------
                                                    Securities
                                                    Underlying
                         Year    Salary     Bonus   Options(#)(1)
                         ----    ------     -----   -----------

Donald L. Turrell,       2001   $180,381  $ 35,000                  $12,680
Chief Executive Officer  2000   $174,519              60,000        $15,434
and  President           1999   $164,423  $183,544    33,750        $15,256

Dorrance W. Lamb,        2001   $150,885  $ 28,000                  $ 6,359
Vice President - Finance 2000   $139,615              40,000        $11,314
Chief Financial Officer  1999   $129,423  $157,324    26,250        $ 8,174

William E. Mahuson,      2001   $120,193  $ 20,000                  $ 5,175
Vice President           2000   $113,808                            $ 9,004
                         1999   $108,846  $144,214    7,500         $ 6,219

John J. Grana            2001   $125,770  $ 22,000                  $ 1,910
Vice President           2000   $115,615              35,000        $ 4,413
(Officer since 5/2000)   1999   $105,692  $144,214    13,500        $ 2,929

John J. Peters           2001   $124,192  $ 22,000                  $ 4,856
Vice President           2000   $106,808              30,000        $ 7,215
(Officer since 5/2000)   1999   $101,731  $ 78,662    10,500        $ 4,461
------------------
(1) All option shares have been adjusted for the Company's three-for-two stock split effected in September 1999. Stock options granted for 2001 were issued to executive officers in December 2000, while options granted for 2000 were issued to executive officers in February 2000.
(2) Includes payments for life insurance, car allowances and car expenses, and 401(k) allowance.

Employment Agreements

     The Company does not have employment agreements with any of its executive officers.

Stock Option Grants And Exercises

     There were no stock options granted to the Named Executives during the fiscal year ended December 31, 2001 pursuant to the Performance Technologies, Incorporated 2001 Stock Option Plan or the Company's original Stock Option Plan which expired on December 31, 2001.

     The following table sets forth information with respect to the exercise of stock options by the Named Executives, if any, during the year ended December 31, 2001, and it also sets forth information with respect to status of unexercised stock options as of December 31, 2001.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                     Number of Shares Underlying     Value of Unexercised
                                                       Unexercised Options at      In-The-Money Options at
                                                             FY-End (#)                 FY-End ($) (1)
                                                             ----------                 --------------
                  Shares Acquired       Value
      Name         on Exercise (#)  Realized ($)(2)  Exercisable  Unexercisable Exercisable    Unexercisable
      ----        ----------------  ---------------  -----------  ------------- -----------    -------------
Donald L. Turrell                                      178,989    72,261        $1,200,936     $ 147,882
Dorrance W. Lamb                                        83,390    48,415        $  511,312     $  93,802
William E. Mahuson                                      77,250     3,750        $  585,026     $  15,889
John J. Grana            5,000        $ 42,960         101,214    33,786        $  663,505     $  28,600
John J. Peters                                          85,044    28,256        $  543,960     $  22,244

(1) Represents the difference between the fair market value of the Common Stock as of December 31, 2001 and the exercise price of the option. Options that are not in-the-money have been excluded from the computation.
(2) Represents the difference between the fair market value of the Common Stock underlying the options as of the exercise date and the exercise price of the options.


Report of the Audit Committee to Stockholders

     The Audit Committee of the Board of Directors is comprised of three members of the Company's Board of Directors, each of whom is independent pursuant to the Nasdaq National Market's listing standards. Among other things, the Audit
Committee   recommends  to  the  Board  that  the  Company's  audited  financial statements be included in the Annual Report on Form 10-K and recommends the selection of the independent auditors to audit the Company's books and records. The Audit Committee has:

o reviewed and discussed the Company's audited financial statements for 2001 with management and with PricewaterhouseCoopers LLP, the Company's independent auditors;
o reviewed and discussed management's selection, application and disclosure of critical accounting policies;
o reviewed and discussed the adequacy of the Company's internal controls and accounting and financial personnel;
o discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards);
o    discussed  the  process  used  by  management  in  formulating   accounting
     estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and
o received and discussed the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1 (Independent Discussions with Audit Committees).

     Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2001 for filing with the SEC.

Auditors' Fees

     Audit Fees: For professional services rendered by them for the audit of the Company's annual financial statements for 2001 and reviews of the financial statements included in its Quarterly Reports on Form 10-Q for 2001, PricewaterhouseCoopers LLP billed the Company fees in the aggregate amount of $52,000.

     Financial    Information   Systems   Design   and   Implementation    Fees:
PricewaterhouseCoopers LLP billed the Company no fees for professional services rendered by them for 2001 in connection with financial information systems design and implementation.

     All Other Fees: For professional services other than those described above rendered by them for 2001, PricewaterhouseCoopers LLP billed the Company fees in the aggregate amount of $44,000.

     The Audit Committee has considered whether the provision for audit and tax services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that PricewaterhouseCoopers LLP meets the independence standards.

                                 Audit Committee
                            John E. Mooney, Chairman
                                  Paul L. Smith
                                  Bernard Kozel


Report of the Stock Option Committee to Stockholders

     General

     The Stock Option Committee of the Board of Directors administers the Company's stock option program. The Stock Option Committee is comprised of three outside directors, John M. Slusser, Chairman, Paul L. Smith and Bernard Kozel. The Stock Option Committee considers internal and external information in determining overall guidelines for stock option grants, including data provided by Watson Wyatt & Company.

     Stock options are granted to executive officers and employees under the 2001 Performance Technologies, Incorporated Stock Option Plan administered by the Stock Option Committee. The Stock Option Committee believes that stock options are a means of aligning the long-range interests of all employees, including executives, with those of the Company's stockholders by providing them with the opportunity to acquire an equity stake in the Company. The size of the stock option award is based primarily on the individual's responsibilities and position with the Company, as well as on the individual's performance. Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and options generally vest in three to five years. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized from a stock option grant unless the price of the Company's Common Stock rises.

     Annually, the Stock Option Committee reviews specific option requests along with option grant guidelines submitted by the Chief Executive Officer, and approves, with any modifications it deems appropriate, stock option grants requested for several categories of employees throughout the company.

     The Stock Option Committee in cooperation with the Executive Compensation Committee approves stock option grants for the executive officers, key employees and the Chief Executive Officer. Stock Option requests for executive officers are developed under the direction of the Chief Executive Officer, based on criteria that evaluate past and expected future contributions of each executive.

     In 2001, the Stock Option Committee referenced a year 2000 report from Watson Wyatt & Company to review the status of the Company's option grant level for a variety of employee groups. The Watson Wyatt & Company report analyzed the Company's Option program with respect to option program trends in the high technology industry and the impact of such programs on attracting, retaining and motivating necessary skilled personnel.

                             Stock Option Committee
                            John M. Slusser, Chairman
                                  Paul L. Smith
                                  Bernard Kozel

Stock Performance Graph

         The following graph compares the cumulative total return on the Company's Common Stock at the end of each calendar year since December 31, 1996 to the NASDAQ Stock Market (U.S.) Index, and the NASDAQ Computer Manufacturer Index. The stock performance shown in the graph below is not intended to forecast or necessarily be indicative of future performance.

(The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T.)

                     Performance             NASDAQ              NASDAQ
                    Technologies,            Stock              Computer
                    Incorporated             Market           Manufacturer

     12/31/96            100                  100                 100
     12/31/97            225                  122                 121
     12/31/98            204                  173                 263
     12/31/99            405                  321                 558
     12/31/00            317                  193                 314
     12/31/01            310                  153                 217






                              CERTAIN TRANSACTIONS

     The Company leased its facility at 315 Science Parkway from Vortex Enterprises, LLC ("Vortex"), a New York limited liability company of which Mr. Maginness and Mr. Slusser, directors of the Company, are equal members. Vortex (formerly C & J Enterprises) acquired the property and constructed the facility with the proceeds of an industrial development revenue bond with the County of Monroe Industrial Development Agency ("COMIDA") in September 1990. Pursuant to the terms of the facility lease, the Company was obligated to pay annual rental of $270,000 plus annual increases based on the Consumer Price Index, together with real property taxes and assessments, expenses and other charges associated with the facility. The lease on this facility expired in April 2002.

     Arlen  Vanderwel,  a director of the Company and a nominee for  election to the Board of Directors of the Company at the 2002 Annual Meeting of Stockholders, is an employee of Sun Microsystems, Inc., serving as that company's Vice President of Technology since 1999. During the past fiscal year, Sun Microsystems was a customer of the Company from which the Company received payments for goods or services in excess of five percent of the Company's consolidated gross revenues for that fiscal year.

                                   PROPOSAL 2


        RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP served as the independent public accountants of the Company for the fiscal year ended December 31, 2001 and the Board of Directors has again selected PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal. If the stockholders do not ratify this selection, the Board of Directors may reconsider its choice.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting. The representative will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2





                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 2003 Annual Meeting of
Stockholders, such proposal must be delivered to the Company no later than December 31, 2002. If the proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act, the Company will include the stockholder proposal in its proxy statement and place it on the form of proxy issued for the 2003 Annual Meeting of Stockholders. Stockholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act may be brought before the 2003 Annual Meeting of Stockholders only if written notice of the proposal is delivered to the Company's Secretary no earlier than March 6, 2003 and no later than April 5, 2003, and if the stockholder complies with all of the other provisions of Article II, Section 12 of the Company's By-laws. All such notices should be delivered to Reginald T. Cable, Secretary of Performance Technologies, Inc., 205 Indigo Creek Drive, Rochester, New York 14626.




OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Reginald T. Cable, Secretary


Dated at Rochester, New York
May 1, 2002